EXHIBIT 23b

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PLC Systems Inc. of our report dated February 21, 1997, included in the 1996 Annual Report to Shareholders of PLC Systems Inc.

Our audits also included the financial statement schedule for the years ended December 31, 1996 and 1995 of PLC Systems Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-98744 aND fORM s-8 nO. 33-95168) OF PLC Systems Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of PLC Systems Inc. for the year ended December 31, 1996.

Ernst & Young LLP

Boston Massachusetts
April 11, 1997